Agreement on Transfer of Share of Beijing Ailiyang Solar Energy Technology Co, Ltd

THIS AGREEMENT is made and entered into on February 24, 2005 in Beijing, China, by and between:

Party A: Du Deli
Identification Card Number: 131081650315107
Domicile: village Beijiahe, Chaheji Town, Bazhou City, Hebei Province, P. R. China

Party B: Liu Xiufen
Identification Card Number: 131081650515110
Domicile: village Beijiahe, Chaheji Town, Bazhou City, Hebei Province, P. R. China

Party C: Du Xiaosan
Identification Card Number: 13282773072727061
Domicile: village Beijiahe, Chaheji Town, Bazhou City, Hebei Province, P. R. China

Party D: Bazhou Deli Solar Energy Heating co., Ltd
Company Registration Certificate Number: 1310812200098 (1-1)
Registered Address: Lin Jin Dao Ke, Cheng Xi, BaZhou City, Hebei Province, P. R. China

WHEARAS, Party A, B, and C (hereinafter collectively referred to as "Transferors") desire or intend to transfer in whole the 100% shareholding of Beijing Ailiyang Solar Energy Technology Co, Ltd (hereinafter referred to as "Ailiyang Company") under their due and legitimate control, to Party D (hereinafter referred to as "Transferee"), through friendly negotiation between the Transferors and Transferee, Transferor and Transferee hereby agree to enter into this Agreement (hereinafter referred to as "this Agreement") on such intended share transfer, subject to the following terms and conditions.

Article 1. Share Transfer

Transferors will assign or transfer the 100% shareholding of Ailiyang Company to Transferee, among them:

(i) Party A will transfer to the Transferee his shareholding of Ailiyang Company of 80% in whole of the total thereof;

(ii)Party B will transfer to the Transferee his shareholding in whole of

Ailiyang Company of 10% of the total thereof;

(iii)Party B will transfer to the Transferee his shareholding in whole of Ailiyang Company of 10% of the total thereof;

Article 2. Price for Share Transfer

In respect of the share transfer hereunder, price for the 100% shareholdings of Ailiyang Company is agreed to be RMB 500,000 Yuan (in words five hundred thousand Yuan).

Article 3. Payment of Price for Transfer

Within three months upon the completion of re-registration of shareholding and procurement of Business License, the Transferee shall pay to Transferor the price set forth in Article 2 hereof in full on one-off basis.

Article 4. Representation and Warranty

4.1 The Transferors hereby represent and warrant to Transferee that: The shareholdings to be transferred hereunder and owned by Transferors of Ailiyang Company is under their due control and complete, and is free and clear of any pledge, lien, security or any other third party's interests therein.

4.2 The Transferee hereby represents and warrants to Transferee that: The Transferee is a corporation duly incorporated and existing under and by virtue of laws of PRC, on the part of which no circumstance rendering the share transfer hereunder unable to be completed exists.

Article 5. Force Majeure

Inability of any party hereto to perform wholly or partly obligations hereunder due to force majeure and in the absence of individual fault or neglegience of such party shall not be deemed as breach hereof, notwithstanding the foregoing provision, the affected or prevented party shall be obliged to take appropriate corrective or remedial measures as necessary and to the extent as possible as practicable so as to mitigate the loss that may be resulted in by such force majeure.

Article 6. Liabilities for Breach of Contract

Failure of any party hereto to comply with any provisions as contained herein shall constitute a breach of contract, such party in breach shall bear appropriate liabilities for breach to the non-breaching parties.

Article 7. Governing Law and Settlement of Dispute

7.1 This Agreement shall be governed by and construed in accordance with applicable laws of PRC.

7.2 Any dispute arising from or in connection with this Agreement shall be first resolved by related parties through friendly negotiation. In case no successful settlement thereof, such dispute shall be submitted to Beijing Arbitration Committee for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon any and all related parties.

Article 8. Supplementary Provisions

8.1 This Agreement is written in both Chinese and English.

8.2 This Agreement is in octuplicate, each copy thereof shall be equally authentic in respect of legal force, and each party hereto holds one copy thereof, the remaining copies shall be used for applying for and procuring required procedures with related authorities.

(Space Provided Below is for Signature Only and Without Terms and Conditions)

Party A: Du Deli

(Signature): 杜德利

Party B: Liu Xiufen

(Signature): 刘秀芬

Party C: Du Xiaosan

(Signature): 杜小三

Party D: Bazhou Deli Solar Energy Heating co., Ltd

Authorized Representative (Signature): 杜德利